                                                                    EXHIBIT 23.1

                    [STONEFIELD JOSEPHSON, INC. LETTERHEAD]


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


Board of Directors
One Voice Technologies, Inc.
San Diego, California

We consent to the incorporation by reference of our Independent Auditors' Report dated March 16, 2000, on the financial statements of One Voice Technologies, Inc. for the year ended December 31, 1999, and to the reference to us as experts, in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission on or around November 17, 2000.



/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
November 17, 2000